September 1, 1999



                                  EXHIBIT INDEX

Exhibit Number

99.1 Winn-Dixie Stores, Inc. Press Release dated September 1, 1999 News Release No. 20008

(NYSE):           WIN
RELEASE DATE:     September 1, 1999 11:00 A.M.
CONTACT: MICKEY CLERC, DIRECTOR OF PUBLIC RELATIONS  (904) 783-5409



                  WINN-DIXIE PRESIDENT, JAMES KUFELDT, RETIRES

JACKSONVILLE, FL. September 1, 1999 -- The Company announced today that the planned retirement of James Kufeldt, President and Director of Winn-Dixie Stores, Inc., became effective on August 31, 1999. In June, Mr. Kufeldt announced his intention to retire during the summer due to recent medical issues that caused him to re-think his priorities, and decided that he wanted to be able to spend more time with his family.

The Search Committee of the Board of Directors will continue its search for a successor to Mr. Kufeldt. In the interim, A. Dano Davis, Chairman of the Board and Principal Executive Officer of the Company, was elected by the Board of Directors to assume the office and duties of President.

Winn-Dixie Stores, Inc. is one of the nation's largest supermarket retailers, with more than 1,180 stores in 14 states and the Bahamas.

                                      # # #